U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2003

Commission File Number: 333-30364

AVENUE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware                                        98-020007

(State or jurisdiction of                             (I.R.S. Employer I.D. No.)

incorporation or organization)

15303 Ventura Boulevard, Suite 900

Sherman Oaks, CA 91403

(Address of principal executive offices)

Registrant's telephone number: (818) 380-3020

Not applicable

(Former name or former address, if changed since last report)

Item 5.   Other Events

As of July 31, 2003, Registrant and its wholly-owned subsidiary, Avenue Energy, Inc. (“Avenue Energy”) entered into that certain Second Agreement Amending Farmin and Participation Agreement with Aladdin Middle East Ltd (“Aladdin”) and certain related entities, collectively referred to as the Sayer Group Consortium (“SGC”) and Middle East Petroleum Services Limited (“MEPS”) with respect to their joint venture for oil and gas exploration and drilling in Turkey (the “Amendment”). Pursuant to the Amendment, Avenue Energy's option in the Karakilise- 1 well and License has been amended to provide that Avenue Energy has received a 22.5% interest in the Karakilise-1 well, which was spudded on June 25, 2003, by making a payment of $500,000 for an aggregate of $1 million invested to date in connection with the Karakilise-1 well and License. In addition, Avenue Energy may elect to increase its participation interest in the Karakilise-1 well and License up to 45%, through an additional investment of $1 million, in increments of $250,000, at its election. It shall maintain this right up until the operator advises it that it has reached the 9-5/8 casing point, expected at around 8700 feet.

The Amendment further provides, SGC and MEPS may proceed to negotiate and finalize the terms of a potential farmout agreement with a third party for up to 9 exploration licenses which form part of Avenue Energy’s existing options to acquire interests in up to 30 additional licenses or leases held by SGC. In the event an agreement with such third party is reached, Avenue Energy will potentially be able to acquire up to a 45% interest in SGC's remaining interest in these 9 leases. In addition, Avenue Energy will have the option to participate in the remaining 21 leases and licenses subject to the Agreement at a rate of between 22.5% to 45% dependant upon both Avenue Energy’s final participation level in the Karakilise –1 well and License, the outcome of the farmout negotiations on the nine licenses and whether or not Avenue Energy elects to participate in these licenses in the event a farmout agreement with a third party is executed.

On April 15, 2003, Registrant entered into a purchase agreement with an accredited investor, for the sale of a $1.3 million principal amount of one-year convertible notes bearing interest at a rate of 3.5% (the “Convertible Notes”), in a private placement, to assist with the financing of drilling operations in Turkey. Pursuant to the Convertible Notes, the purchaser paid $300,000 on execution with the balance due 30 days thereafter. To date, Registrant has received a total of $800,000 and is in discussions with the investor to determine the timing and extent of the balance that will be forthcoming.

SAFE HARBOR: Certain information contained in this Form 8-K Report are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"), which became law in December, 1995. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, Registrant wishes to caution Investors and prospective Investors about significant factors which, among others, have in some cases affected Registrant's actual results and are in the future likely to affect Registrant's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Actual results may differ as a result of factors over which Registrant has no control, including general economic and business conditions; effects of war or terrorists acts on the capital markets or Registrant's activities, including oil and gas exploration and production, competition and ability to gain market acceptance of products; success of its operating and investment initiatives; including its oil and gas exploration and drilling initiatives, operating costs; fluctuation in oil and gas prices, advertising and promotional efforts; the existence or absence of adverse publicity; changes in business strategy or development plans; the ability to retain management; its ability to obtain financing for its ongoing operations or proposed initiatives; availability, terms and deployment of capital; availability of qualified personnel; labor and employment benefit costs; changes in, or failure to comply with, various government regulations; slower than anticipated completion of research and development projects and movements in the foreign exchange rate; illiquidity of its securities and volatility in the trading price of its securities, and other risks listed from time to time in reports filed with the Securities and Exchange Commission, which factors are incorporated herein by reference. This news release is not an offer to sell or a solicitation of an offer to buy any securities of Registrant. Any such solicitation or offer may only be made through a prospectus which has been approved by the Securities and Exchange Commission in the states in which such solicitation or offer has been approved.

Attached hereto as Exhibit 10.1 is the Second Amendment Amending Farmin and Participation Agreement, dated as of July 31, 2003. Attached hereto as Exhibit 99.1 is the Press Release dated August 6, 2003.

Item 7.  Financial Statements and Exhibits

(c)

Exhibits

10.1

Second Agreement Amending Farmin and Participation Agreement, dated as of July 31, 2003; and

99.1

Press Release dated August 6, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2003.

AVENUE GROUP, INC.

By: /s/ DANIEL AHARONOFF

Daniel Aharonoff

President